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                                                                    EXHIBIT 3.2



                           AMENDED AND RESTATED BYLAWS
                                       OF
                              OMEGA WORLDWIDE, INC.

                               _____________, 1998


                                    ARTICLE I
                                     OFFICES

          Section 1. Principal Office. The principal office of the Corporation shall be located and maintained at 905 West Eisenhower Circle, Suite 101, Ann Arbor, Michigan 48103 or at such place or places as the Board of Directors may designate.

          Section 2. Registered Office. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, and said The Corporation Trust Incorporated be the registered agent of this corporation in charge thereof.

          Section 3. Other Offices. The Corporation may establish such other offices, within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate, or which the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS


          Section 1. Annual Meetings. Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting shall be held on a date and at a time during the month of April in each year designated by the Board of Directors and at such place, within the United States, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting. If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.


          Section 2. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any Preferred Stock, special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, the President, or by a majority of the Board of Directors and shall be called by the Secretary of the Corporation upon the written request of stockholders holding in the aggregate not less than fifty percent (50%) of the outstanding shares entitled to vote on the business proposed to be transacted thereat. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. No business shall be transacted




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at a special meeting of stockholders except as specifically designated in the notice. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Such meetings may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting. The call of a special meeting shall state the nature of the business to be transacted and no other businesses shall be considered at the meeting. A special meeting may be called for the purpose of removing a Director.

          Section 3. Notice of Meetings. Written or printed notice, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote thereat and to each stockholder not entitled to vote who is entitled to notice of the meeting at his address as it appears on the records of the Corporation, by United States mail, postage prepaid, not less than twenty (20) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all stockholders entitled to vote thereat. Such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

          Section 4. Proxies. Each stockholder entitled to vote, in accordance with the terms of the Charter and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. In no case shall any proxy be given for a period in excess of ten (10) years from the date of its execution.

          Section 5. Organization. At every meeting of stockholders, the Chairman, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman shall act as secretary.

          Section 6. Quorum. Any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting, less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.



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          Section 7. Voting. At each annual meeting the stockholders entitled to vote shall elect successors to the class of Directors whose term expires at such meeting. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Unless otherwise provided by the Charter or by the laws of the State of Maryland, all elections of Directors shall be by a plurality of the votes cast, all substantive questions shall be decided by a majority of all the votes entitled to be cast on the matter, and all procedural questions shall be decided by the Chairman or Parliamentarian of the meeting. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

          Section 8. Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

          Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

          Section 9. Inspectors. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.




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          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          Section 10. Nominations and Proposals by Stockholders.

          (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this
Section 10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 10(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the



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Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the Corporation.

               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 10(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

               (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such nomination or proposal shall be disregarded.




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               (2) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of stockholders to request inclusion of a proposal in, or any right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 11. Action Only With Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by the stockholders.

                                   ARTICLE III
                                    DIRECTORS

          Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.


          Section 2. Number, Term and Qualifications. The number of Directors of the Corporation shall be nine (9). Subject to any rights of holders of Preferred Stock to elect additional Directors, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of Directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 10, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Directors need not be stockholders.


          Section 3. Staggered Board of Directors. The Directors (other than any Director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of Directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.



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          Section 4. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

          Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or by the Secretary. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

          Section 6. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each Director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be given at least four (4) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

          Section 7. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.



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          Section 8. Voting. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.


          Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

          Section 10. Telephonic Meetings. Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone of similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at such meeting.

          Section 11. Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three (3) Directors remain). Any vacancy on the Board of Directors for any cause other than an increase in the number of Directors shall be filled by a majority of the remaining Directors, even if such majority is less than a quorum. Any vacancy in the number of Directors created by an increase in the number of Directors may be filled by a majority of the entire Board of Directors. Any individual so elected as Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

          Section 12. General Powers of Directors. Each Director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be entitled to rely upon the books and records of the Corporation, and upon information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by officers or employees of the Corporation believed to be reliable and competent in the matters presented, or by counsel, independent accountants, or other persons as to matters which the Board of Directors believes to be within such person's professional or expert competence, regardless of whether such counsel or expert may also be a Director.

         Section 13. Specific Powers of Directors. Without prejudice to such general powers, it hereby is expressly declared that the Board of Directors shall have the following powers:

         (a) To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the Corporation.

         (b) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire.





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          (c) To pay for any property purchased for the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.


          (d) To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

          (e) If it in its judgment finds that the best interests of the Corporation will be served, to remove any officer for cause, or any officer summarily, without cause, and, in its discretion, from time to time to devolve the powers and duties of any officer upon any other person for the time being.

          (f) To appoint and remove or suspend subordinate officers or agents as it may deem necessary, and to determine its duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when it thinks fit.

          (g) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents.

          (h) To determine who shall be authorized, on behalf of the Corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

          (i) To determine who shall be entitled, in the name and on behalf of the Corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other Corporations held by this Corporation.

          (j) To the extent permitted by law, to delegate any of the powers of the Board of Directors, in relation to the ordinary business of the Corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

          (k) To call special meetings of the stockholders for any purpose or purposes.

          (l) To appoint the accountants and attorneys for the Corporation.

          Section 14. Compensation. Directors shall receive a stated salary for their services as Directors and, by resolution of the Board, a fixed fee and expenses of attendance for attendance of each meeting. Directors may participate in retirement plans, stock option and restricted stock plans and other employee benefit plans of the Corporation which specifically permit participation by Directors.

          Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise.



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          Section 15. Removal and Resignation. At a meeting of stockholders expressly called for such purpose, any or all members of the Board of Directors may be removed from office at any time, but only for cause and then only by the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast generally in the election of Directors, voting together as a single class. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty. Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

                                   ARTICLE IV
                                   COMMITTEES

          Section 1. Appointments and Powers. The standing committees of the Board of Directors shall be the Audit Committee, the Compensation Committee and the Nominating Committee. The number of members of each such committee shall be fixed by the Board of Directors from time to time by resolution. The members of each such committee shall be elected by the Board of Directors from among the members of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall, for purposes of determining a quorum, be counted in the place of the absent or disqualified member. A Director may concurrently serve on more than one committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The powers and duties of the committees shall be determined from time to time by the Board of Directors.

          Section 2. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

          Section 3. Minutes. Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.



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          Section 4. Vacancies. Subject to the provisions hereof, the Board of
Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

          Section 5. Audit Committee. The Audit Committee shall select and engage in behalf of the Corporation, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon the scope of the auditing of the books and accounts of the Corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the Corporation and its subsidiaries comply with the policies and procedures of the Corporation. None of the members of the Audit Committee shall be officers or employees of the Corporation.

                                    ARTICLE V
                                    OFFICERS

          Section 1. Officers. The officers shall include a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and one or more Vice Presidents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any two or more offices except President and Vice President may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

          Section 2. Removal and Resignation. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

          Section 3. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

          Section 4. Chairman. The Chairman, if one be elected, shall preside at all meetings of the Board of Directors and stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 5. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute deeds, bonds, mortgages and other contracts on behalf of the Corporation.

          Section 6. Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

          Section 7. Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

          Section 8. President. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute deeds, bonds, mortgages and other contracts on behalf of the Corporation.

          Section 9. Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

          Section 10. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the Chief Executive Officer, the President, the Board of Directors or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President.

          Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

          The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the Corporation.

          If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 12. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be appointed by the Board of Directors or by the Chief Executive Officer, the President or Vice President and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

          Section 13. General Powers. In addition to the rights and duties set forth in this Article V, the Chief Executive Officer, President, Secretary or any other officer of the Corporation shall be authorized and empowered to take such actions and to execute such documents on behalf of the Corporation as may, from time to time, be required.

          Section 14. Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

          Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.


          Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chief Financial Officer may designate.

                                   ARTICLE VII
                                      STOCK

          Section 1. Certificates. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation.

          Section 2. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

          Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

          Section 3. Replacement Certificate. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

                  Section 4. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

          In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

          If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

          Section 5. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

          Section 6. Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.



                                  ARTICLE VIII
                                 ACCOUNTING YEAR

          The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX
                                  DISTRIBUTIONS

          Section 1. Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the Charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

          Section 2. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                INVESTMENT POLICY

          Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI
                                      SEAL

          Section 1. Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

          Section 2. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Section 1. Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          Section 2. Provisions Not Exclusive. This Article shall not be construed as a limitation upon the power of the Corporation to enter into contracts or undertakings of indemnity with a Director, officer, employee or agent of the Corporation, nor shall it be construed as a limitation upon any rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to action in another capacity while holding office.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

          Section 1. Corporate Records. The Corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Directors.

          The Corporation shall keep and maintain at its principal offices a certified copy of its Charter and all amendments thereto, a certified copy of its Bylaws and all amendments thereto.

          The Directors shall take all reasonable steps to assure that a full and correct annual statement of the affairs of the Corporation is prepared annually, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be certified by independent certified public accountants, and distributed to stockholders within one hundred twenty
(120) days
after the close of the Corporation's fiscal year and a reasonable period of time prior to the annual meeting of stockholders. The Directors shall also be responsible for scheduling the annual meeting of stockholders.

          Section 2. Notice and Waiver of Notice. Whenever, pursuant to the laws of the State of Maryland, the Charter or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

          Any notice required to be given may be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 3. Transactions with Officers and Directors. The Corporation shall not engage in any purchase, sale or lease of property or other business transaction in which an officer or Director of the Corporation has a direct or indirect material interest without the approval by resolution of a majority of those Directors who do not have an interest in such transaction.

                                   ARTICLE XIV
                              AMENDMENTS TO BYLAWS

          The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.


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